Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

C.H. Robinson Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.10 per share	457(c) and 457(h)	255,174	$91.11(3)	$23,248,903.14	0.00011020	$2,562.03
Total Offering Amounts					$23,248,903.14		$2,562.03
Total Fee Offsets							$—
Net Fee Due							$2,562.03
(1)The number of shares of common stock, par value $0.10 per share (“Common Stock”), registered represents an aggregate of 255,174 shares of Common Stock, issuable upon (a) the vesting of a maximum of 43,148 performance stock units granted to Mr. Bozeman pursuant to a Senior Leader Performance Stock Unit Award (Inducement Grant), (b) the vesting of 14,383 restricted stock units granted to Mr. Bozeman pursuant to a Senior Leader Restricted Stock Unit Award (Inducement Grant), (c) the vesting of 69,442 performance stock units granted to Mr. Bozeman pursuant to an EPS Growth Performance Stock Unit Award (Inducement Grant) and (d) the vesting of 128,201 restricted stock units granted to Mr. Bozeman pursuant to a Make-Whole Restricted Stock Unit Award (Inducement Grant) (collectively, the “Inducement Award Agreements”), each under Nasdaq Listing Rule 5635(c)(4).
(2)Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Inducement Award Agreements by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.
(3)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $91.11, the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on June 23, 2023, which is within five business days prior to filing of this Registration Statement.